Exhibit 4.1
(Face of Security)
          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO POPULAR NORTH AMERICA, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 733188 AB2
ISIN No. US733188AB23
POPULAR NORTH AMERICA, INC.
7.47% SENIOR NOTE DUE 2014
Payment of Principal, Premium, if any,
and Interest Guaranteed by
POPULAR, INC.
          Popular North America, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Seventy Eight Million U.S. dollars ($78,000,000) on December 21, 2014 and to pay interest thereon, from June 10, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 21 and December 21 in each year, commencing December 21, 2011, and at the Maturity of the principal hereof, at the rate per annum equal to 7.47%, until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, interest on any principal that is overdue shall be payable on demand.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first calendar day of June and December, as applicable (whether or not a Business Day, as such term is defined in Section 3 on the reverse hereof), next preceding such Interest Payment Date, unless otherwise provided on the face hereof (a “Regular Record Date”). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed
(Face of Security continued on next page)

by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
          Except as provided in the next paragraph, payment of any amount payable on this Security will be made in U.S. dollars at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof; provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Payment of any amount payable on this Security will be made in U.S. dollars by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $10,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Paying Agent at its Corporate Trust Office, Attention: Securities Processing Division, on or before the Regular Record Date preceding the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the Regular Record Date preceding the day on which such payment is to be made, in which case such revocation shall be effective for such
(Face of Security continued on next page)

payment and all later payments; provided that, in the case of any payment due at Maturity of the principal of this Security to be effective any request for revocation must be made no later than the 15th day prior to the Maturity of the principal of this Security. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
          Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.
          Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium (if any) or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day. The provisions of this paragraph shall apply to the Security in lieu of the provisions of Section 113 of the Indenture.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
(Face of Security continued on next page)

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: June 10, 2011

POPULAR NORTH AMERICA, INC.
By
Name:
Title:

[SEAL]

By
Name:
Title:

Attest:

          This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By
Authorized Officer

(Reverse of Security)
          1. Securities and Indenture
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), all unconditionally guaranteed by Popular, Inc. (hereinafter called the “Guarantor”) and issued and to be issued in one or more series under an Indenture, dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995, the Second Supplemental Indenture, dated as of May 8, 1997, and the Third Supplemental Indenture, dated as of August 5, 1999 (together herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), duly executed and delivered by the Company and the Guarantor to The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Bank of New York Mellon Trust Company, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) and as Successor Trustee to Citibank, N.A., and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          2. Series and Denominations
          This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of Seventy Eight Million U.S dollars ($78,000,000) (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series of securities designated on the face hereof. References herein to the “Securities” include (unless the context otherwise requires) any other securities issued as described in this paragraph and forming a single series with the Securities.
          The Securities are issuable only in registered form without coupons in “Authorized Denominations”, which
(Reverse of Security continued on next page)

term shall mean $100,000 and any integral multiples of $1,000 in excess thereof.
          3. Business Day and U.S. Dollars
          For all purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which commercial banking institutions in New York City generally are authorized or required by law, regulation or executive order to close.
          References in this Security to “U.S. dollars” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          4. Redemption at the Company’s Option
          Except as provided below, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date.
          In the event that the Guarantor shall be obligated to pay any Additional Amounts due to a change in law, regulation or interpretation, the Company may, at its option, redeem this Security as a whole at a redemption price of 100% of the principal amount thereof together with accrued interest to the date fixed for redemption.
          5. Transfer and Exchange
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
(Reverse of Security continued on next page)

          As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Guarantor nor the Trustee nor any such agent shall be affected by notice to the contrary.
          If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.
          6. Remedies.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity
(Reverse of Security continued on next page)

reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          7. Modification and Waiver.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon
(Reverse of Security continued on next page)

the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          8. Governing Law.
          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.
          9. Defined Terms
          All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.
(Reverse of Security continued on next page)

GUARANTEE
OF
POPULAR, INC.
          Popular, Inc. (the “Guarantor”) hereby unconditionally guarantees to the Holder of this Security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount), and interest, if any (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption, repayment or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any
(Reverse of Security continued on next page)

premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.
          The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.
          This guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.
          This guarantee is governed by and construed in accordance with the laws of the State of New York.
(Reverse of Security continued on next page)

          IN WITNESS WHEREOF, Popular, Inc. has caused this guarantee to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

POPULAR, INC.
By:
Name:
Title:

By:
Name:
Title:

[SEAL]

Attest:

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	As tenants in common

TEN ENT	—	As tenants by the entireties

JT TEN	—	as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used
though not in the above list.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated: ______________

Signature Guaranteed

NOTICE: Signature must be guaranteed.	Notice: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES
The following increases or decreases in
this Global Note have been made:

Principal
Amount of
	Amount of	Amount of	this
	decrease	increase	Global	Signature
	in	in	Note	of
	Principal	Principal	following	authorized
	Amount of	Amount of	such	signatory
	this	this	decrease	of Trustee
Date of	Global	Global	or	or Notes
Exchange	Note	Note	increase	Custodian